UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK NEW YORK MUNICIPAL INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Fund 1 follower Promoted With annual meetings for BNY and BSTZ around the corner, Chair of the Board of BlackRock Closed-End Funds R. Glenn Hubbard says, “Saba continues to attempt to buy enough votes to drown out the voices of tens of thousands of individual investors.” Vote today. #DefendYourFund BlackRock BlackRock Closed-End Fund Investors: There’s still time to make your voice heard on BNY and BSTZ. > Vote FOR BlackRock board nominees today Don’t miss the chance to vote for BNY and BSTZ | BlackRock

Your Fund 1 follower Promoted Preliminary results from recent shareholder meetings show that “shareholders have rejected both Saba’s nominees and its efforts to replace BlackRock as investment advisor” at certain contested closed-end funds (CEFs), a BlackRock spokesperson said to Reuters, 6/25/24. Vote today. BlackRock BlackRock Closed-End Fund Investors: Shareholders are rejecting Saba’s proposals. > Vote FOR BlackRock board nominees today CEF Shareholders Say They Reject Saba Nominees, Proposal | BlackRock